UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2775 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2009, DCP Midstream Partners, LP (the “Partnership”) completed its previously announced acquisition from DCP Midstream, LLC (“DCP LLC”) and two of its wholly-owned subsidiaries, DCP LP Holdings, LP (“Holdings”) and DCP Midstream GP, LP (“DCP GP” and, collectively with DCP LLC and Holdings, “DCP”), of an additional 25.1% limited liability company interest (the “Ownership Interest”) in DCP East Texas Holdings, LLC (“East Texas”) and a fixed price natural gas liquids (“NGL”) derivative by NGL component for the period of April 2009 to March 2010 (the “NGL Hedge”), in exchange for 3,500,000 Class D Units of the Partnership described in further detail below (the “Transaction”). DCP LLC is the owner of the Partnerships’ general partner. The Transaction was completed in accordance with the Contribution Agreement dated February 24, 2009 (the “Contribution Agreement”), between the Partnership and DCP, the entry into which was previously reported on the Partnership’s Current Report on Form 8-K filed on February 26, 2009. The Transaction is subject to customary closing adjustments. The description of the Contribution Agreement contained in the Current Report on Form 8-K filed on February 26, 2009, is incorporated herein by reference and the Contribution Agreement filed as Exhibit 10.16 to the Partnership’s Annual Report on Form 10-K filed on March 5, 2009, is incorporated herein by reference. The summary of the Contribution Agreement incorporated by reference herein is not complete and is qualified in its entirety to the full text of the Contribution Agreement filed as an Exhibit to the Partnership’s Form 10-K.

In connection with the closing of the Transaction, the Partnership entered into or amended materially the material definitive agreements described below in this item:

Partnership Agreement Amendment

On April 1, 2009, in connection with the closing on the Transaction, the Partnership’s general partner, DCP GP, entered into Amendment No. 2 (the “Partnership Agreement Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), which amendment created the Partnership’s Class D Units representing limited partnership interests in the Partnership (the “Class D Units”) that were issued to Holdings and DCP GP in consideration for the Ownership Interest and the NGL Hedge. Pursuant to the Partnership Agreement Amendment, the Class D Units are not entitled to receive distributions of Available Cash (as defined in the Partnership Agreement) with respect to any record date declared therefor prior to May 18, 2009, but are entitled to receive distributions of Available Cash with respect to any record date declared therefor on or after May 18, 2009 and before August 17, 2009 with respect to the second fiscal quarter of the Partnership. The Class D Units otherwise generally have the same rights as the Partnership’s outstanding common units, and they will convert into the Partnership’s common units on a one-to-one basis on August 17, 2009.

East Texas LLC Agreement Amendment

On April 1, 2009, also in connection with closing of the Transaction, DCP Assets Holding, LP, a wholly-owned subsidiary of the Partnership, and DCP LLC entered into the Second Amended and Restated Limited Liability Company Agreement for East Texas (the “East Texas LLC Agreement”). This agreement governs the ownership and management of East Texas, which is a joint venture among the parties to the East Texas LLC Agreement.

The East Texas LLC Agreement provides for the management of East Texas by a management committee consisting of representatives of its members. The representatives to the management committee have voting power that corresponds to the ownership interest of the owner they represent. Except as otherwise specified in the East Texas LLC Agreement, which is filed herewith as an exhibit and incorporated herein by reference, all actions and decisions relating to East Texas require the approval of the management committee representatives that represent a majority interest. East Texas is required under the East Texas LLC Agreement to make distributions of available cash at least quarterly to its owners. The management committee, by majority approval, determines the amount of such distributions. DCP LLC will continue to be the operator of East Texas in accordance with the East Texas LLC Agreement. Under the East Texas LLC Agreement, East Texas is required to reimburse DCP LLC as the operator on a monthly basis for all direct and indirect expenses it incurs or payments its makes on behalf of East Texas and all other expenses allocable to East Texas or otherwise incurred by East Texas in connection with operating East Texas’ business including East Texas’ allocable share of general and administrative costs and expenses borne by DCP LLC and its affiliates. The reimbursable amounts to which DCP LLC may become entitled for future general and administrative costs and expenses is not permitted to exceed the amounts set forth in the East Texas LLC Agreement.

Both members of East Texas are subject to reciprocal rights of first offer under the East Texas LLC Agreement. Accordingly, prior to selling all or a portion of their respective interest in East Texas, each member will be required to first offer its membership interest to the other member.

The foregoing summaries of the Partnership Agreement Amendment and the East Texas LLC Agreement are not complete and are qualified in their entirety by reference to the full text of the agreements filed herewith as exhibits.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 of this report that is required to be included in response to this Item 2.01 is incorporated herein by reference thereto.

As a result of the closing of the Transaction, DCP LLC and its affiliates will own beneficially, directly or indirectly, approximately 37% of the limited partner units of the Partnership, 100% of DCP GP, the general partner of the Partnership, and all of the incentive distribution rights in the Partnership. The Partnership has also entered into an omnibus agreement with DCP LLC, pursuant to which the Partnership is required to reimburse DCP LLC for salaries of operating personnel and employee benefits as well as capital expenditures, maintenance and repair costs, taxes and other direct costs incurred by DCP LLC on the Partnership’s behalf, in addition to fees for centralized corporate functions performed on the Partnership’s behalf. These affiliations created a conflict of interest in DCP GP in connection with the Transaction. As a result of this conflict, the board of directors of DCP Midstream GP, LLC, the general partner of DCP GP, submitted the terms of the Transaction for approval and resolution of the conflict to the conflicts committee of the board of directors, a committee consisting entirely of independent directors (the “Conflicts Committee”). Acting pursuant to the provisions of the Partnership Agreement, the Conflicts Committee reviewed the terms of the Transaction and, with the assistance of independent financial and legal advisors, determined that the Transaction was fair to the Partnership, approved the Transaction and recommended approval of the Transaction to the full board of directors. After receiving the approval and recommendation of the Conflicts Committee, the board of directors approved the Transaction.

Item 3.02. Unregistered Sales of Equity Securities.

In consideration for the Ownership Interest and the NGL Hedge, on April 1, 2009, in connection with the closing of the Transaction, the Partnership issued 3,231,750 Class D Units to Holdings and 268,250 Class D Units to DCP GP. The issuances of these units pursuant to the Contribution Agreement were made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and the safeharbor provided by Rule 506 of Regulation D promulgated thereunder. The information provided in response to Item 1.01 of this report that is required to be included in response to this Item 3.02 is incorporated herein by reference thereto.

Item 5.03. Amendment to Articles of Incorporation or Bylaws

On April 1, 2009, DCP GP, as general partner of the Partnership, entered into the Partnership Agreement Amendment. The material terms of the Partnership Agreement Amendment are described above under the caption Partnership Agreement Amendment in Item 1.01 and the description in that item is incorporated herein by reference thereto.

Item 7.01. Regulation FD Disclosure.

On April 1, 2009, the Partnership issued a press release announcing the closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference thereto.

A copy of the press release is being furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the required financial information with respect to the Transaction will be provided within 71 calendar days of the date hereof.

(b)	Pro forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the required pro forma financial information with respect to the Transaction will be provided within 71 calendar days of the date hereof.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit Description

Exhibit 3.1	Partnership Agreement Amendment

Exhibit 10.1	Contribution Agreement (incorporated by reference to Exhibit 10.16 to the Partnership’s Annual Report on Form 10-K filed with the SEC on March 5, 2009)

Exhibit 10.2	East Texas LLC Agreement

Exhibit 99.1	Press release dated April 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Midstream Partners, LP

By:	DCP Midstream GP, LP Its General Partner

	By:	DCP Midstream GP, LLC Its General Partner

Date: April 7, 2009	By:	/s/ Michael S. Richards
		Name:	Michael S. Richards
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

Exhibit 3.1	Partnership Agreement Amendment

Exhibit 10.1	Contribution Agreement (incorporated by reference to Exhibit 10.16 to the Partnership’s Annual Report on Form 10-K filed with the SEC on March 5, 2009)

Exhibit 10.2	East Texas LLC Agreement

Exhibit 99.1	Press release dated April 1, 2009